UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 22, 2010

FNB UNITED CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (336) 626-8300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2010, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, CommunityONE Bank, National Association (the “Bank”), the wholly owned subsidiary of FNB United Corp., consented and agreed to the issuance of a Consent Order (the “Order”) by the Comptroller of the Currency (“OCC”), the Bank’s primary regulator.

In the Order, the Bank and the OCC agreed as to areas of the Bank’s operations that warrant improvement and a plan for making those improvements. The Order results from discussions between the Bank and the OCC since the OCC completed its most recent regularly scheduled on-site examination of the Bank last fall. Since that examination, the Bank and its board of directors have been taking steps to improve the condition of the Bank.

The Order does not affect the Bank’s FDIC coverage. The Bank’s customer deposits remain fully insured by the FDIC to the maximum extent allowed by law. The standard deposit insurance amount is $250,000 per depositor for each account ownership category. The Bank participates in the FDIC’s Transaction Account Guarantee program, under which the FDIC will fully guarantee until December 31, 2010, all noninterest-bearing transaction accounts, NOW accounts with interest rates of 0.25% or less and IOLTAs (lawyer trust accounts), without regard to the amount in the account. For calendar years 2011 and 2012, deposits held in noninterest-bearing transaction accounts will be fully insured, regardless of the amount in the account.

Pursuant to the Order, the Bank is required to appoint a compliance committee to oversee the Bank’s compliance with the Order. The committee is to be comprised of at least three directors, none of whom may be an employee, former employee or controlling shareholder of the Bank or any of its affiliates. In anticipation of the Order, the Bank’s board of directors formed a compliance committee last spring. The members are Carl G. Yale (chair), Larry Brooks, Darrell L. Frye, R. Reynolds Neely, Jr. and J.M. Ramsay III.

Within 60 days from the effective date of the Order, the Bank is required to develop and submit to the OCC for review a written strategic plan covering at least a three-year period. The strategic plan is to establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development, and market segments that the Bank intends to promote or develop, and is to include strategies to achieve those objectives.

Within 90 days following the effective date of the Order, the Bank is required to achieve and thereafter maintain total capital at least equal to 12% of risk-weighted assets and Tier 1 capital at least equal to 9% of adjusted total assets. The Bank’s board of directors is to submit to the OCC within 60 days a written capital plan for the Bank covering at least a three-year period. The capital plan must include specific plans for maintaining adequate capital and a discussion of the sources and timing of additional capital to meet the Bank’s projected growth and capital requirements. The Bank is considering a variety of strategic alternatives intended to achieve and maintain the prescribed capital ratios.

Within 60 days from the effective date of the Order, the Bank’s board of directors is to develop, implement and ensure the Bank’s compliance with written programs to improve the Bank’s loan portfolio management and to reduce the high level of credit risk in the Bank.

Within 90 days following the Order’s effective date, the board of directors of the Bank is required to adopt and ensure implementation and adherence to an enhanced written commercial real estate concentration management program consistent with OCC guidelines.

The Order further requires the Bank to obtain current and complete credit information on all loans and to ensure proper collateral documentation is maintained on all loans. The Bank is also required to develop and implement an independent review and analysis process to ensure that appraisals conform to appraisal standards and regulations.

The Bank is also required to implement and adhere to a written program for the maintenance of an adequate Allowance for Loan and Lease Losses, providing for review of the allowance by the board of directors at least quarterly.

The Bank’s board of directors is charged with immediately increasing the Bank’s liquidity to a level sufficient to sustain the Bank’s current operations and to withstand any anticipated or extraordinary demand against its funding base. Within 60 days of the effective date of the Order, the Bank must implement and maintain a comprehensive liquidity risk management program, assessing on an ongoing basis the Bank’s current and projected funding needs and ensuring that sufficient funds or access to funds exists to meet those needs. The program is to include the preparation of periodic liquidity reports and a contingency funding plan.

Within 60 days after the effective date of the Order, the Bank must develop and implement a written program to strengthen internal controls over accounting and financial reporting. In connection with its audit of FNB United’s internal control over financial reporting as of December 31, 2009, FNB United’s independent registered public accounting firm opined that FNB United and the Bank maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009.

The Order permits the OCC to extend the time periods under the Order upon written request. Any material failure to comply with the Order could result in further enforcement actions by the OCC. In addition, if the OCC does not accept the capital plan or the Bank fails to achieve and maintain the minimum capital levels, the OCC may require the Bank to sell, merge or liquidate the Bank.

The foregoing description of the Order is qualified in its entirety by reference to the Order, a copy of which is attached to this Current Report on Form 8-K as part of Exhibit 10.1, which exhibit is incorporated herein by reference.

Because the Order establishes specific capital amounts to be maintained by the Bank, the Bank may not be deemed “well capitalized” for capital adequacy purposes, even if the Bank exceeds the levels of capital required under the Order.

While the Bank intends to take such actions as may be necessary to enable it to comply with the Order, and has already taken steps to address a number of the requirements of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Order, or that its efforts to comply with the Order, particularly the limitations on interest rates offered by the Bank, will not have adverse effects on the operations and financial condition of FNB United and the Bank. Compliance with the Order is of highest priority to the Bank’s board of directors and management and the Bank will report to the OCC monthly regarding its progress in complying with the Order. The provisions of the Order will remain effective and enforceable until they are modified, terminated, suspended or set aside by the OCC.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

10.1	Consent Order, effective July 22, 2010, issued by the Comptroller of the Currency in the matter of CommunityONE Bank, National Association, and related Stipulation and Consent to the Issuance of a Consent Order, effective July 22, 2010, between the Comptroller of the Currency and CommunityONE Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: July 28, 2010	By	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President

5